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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 5, 2002


                         AMERISOURCEBERGEN CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                       1-16671                23-3079390
    (State or other jurisdiction            (Commission     (IRS Employer Identification
   of incorporation or organization)        File Number)               Number)

      1300 Morris Drive, Suite 100
             Chesterbrook, PA                                         19087
 (Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: (610) 727-7000


                                      N/A
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

On November 5, 2002, AmerisourceBergen Corporation (the "Company") issued press releases (i) announcing the Company's earnings for the fiscal quarter and fiscal year ended September 30, 2002 and (ii) announcing the signing of a definitive agreement to purchase Bridge Medical, Inc. ("Bridge"), a provider of barcode-enabled point-of-care software designed to reduce medication errors and decrease costs in healthcare facilities.

Under the terms of the agreement to purchase Bridge, the Company will pay approximately $27 million at closing, primarily in Company common stock, and has agreed to incentive payments of up to $55 million based on Bridge achieving significant earnings targets in calendar years 2003 and 2004. The transaction is expected to close by the end of calendar year 2002.

The respective press releases are attached as Exhibits 99.1 and 99.2 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99.1   Press Release Announcing Fiscal 2002 Earnings

99.2   Press Release Announcing Agreement to Purchase Bridge Medical, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              AMERISOURCEBERGEN CORPORATION.


                              By /s/ Michael D. DiCandilo
                                ------------------------------------------------
                              Name:  Michael D. DiCandilo
                              Title: Senior Vice President and Chief Financial
                                     Officer

Date:  November 5, 2002